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                                  Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements (No. 333-63863, No. 333-63861, No. 33-66624, No. 33-85420 and No.
333-00404) of Sodexho Marriott Services, Inc. of our report dated October 7, 1998 appearing on page 31 of this Transition Report on Form 10-K.




/s/PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts
November 19, 1998